Exhibit 99.1

Portage Fintech Acquisition Corporation Announces Name Change to
Perception Capital Corp. III

MINNEAPOLIS, Oct. 13, 2023 (GLOBE NEWSWIRE) -- Portage Fintech Acquisition Corporation (the “Company”), today announced a corporate name change to Perception Capital Corp. III, to better reflect Perception Capital Partners III-A LLC as the Company’s new managing sponsor. Perception Capital Partners III-A LLC is affiliated with Perception Capital Partners, a private and public investment firm and serial sponsor of special purpose acquisition companies (SPACs). The Company’s ordinary shares will continue to trade on The Nasdaq Capital Market under its ticker symbols: PFTA, PFTAW and PFTAU.

“We are very pleased with this outcome,” said Rick Gaenzle, the Company’s new Chief Executive Officer. “We continue to believe the SPAC product offers unique advantages for companies seeking a public markets presence. As the excess supply has exited with nearly 300 SPACs liquidating since 2022, we believe that public markets are returning to equilibrium, and believe there is growing interest from target companies in once again exploring deSPAC transactions.”

Scott Honour, the Company’s new Chairman, added “We are actively exploring target opportunities and continue to be open to vehicle sale and partnership discussions. As successful serial sponsors and operators, we bring the market access, market knowledge, deal flow, and know-how to get deals done in this market.”

Cautionary Note Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in the filings made by the Company with the Securities and Exchange Commission.

About Portage Fintech Acquisition Corporation

Portage Fintech Acquisition Corporation (the “Company”) is a blank check company. The Company’s managing sponsor is affiliated with Perception Capital Partners (“Perception”), an investment group focused on placing capital in partnership with owners and management teams to drive growth and stakeholder value.

Contact:
Rick Gaenzle
Chief Executive Officer
investors@perceptioncapitalpartners.com